Exhibit 77(Q)(1)(a)(i)



THE GABELLI MULTIMEDIA TRUST INC.
ARTICLES OF AMENDMENT TO THE ARTICLES SUPPLEMENTARY
CREATING AND FIXING THE RIGHTS OF
6.00% SERIES B CUMULATIVE PREFERRED STOCK



	The Gabelli Multimedia Trust Inc., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State of Department of Assessments and Taxation of the State of Maryland that:

	FIRST: Article II of the Articles Supplementary, Section 5(a)(ii), subsection B through E, require delivery to Moody's of periodic "Basic Maintenance Reports," and an "Accountant's Confirmation" of certain "Basic Maintenance Reports." Moody's has advised the Corporation that the delivery of such Reports and Confirmations shall no longer be required. Accordingly, subsections B, C, D and E of Section 5(a)(ii) of the Articles Supplementary are hereby deleted in their entirety from the Articles.

	SECOND:  The definition of "Accountant's Confirmation" in
Article I of the Articles Supplementary is hereby deleted from the Articles.

	THIRD:  The definition of "Basic Maintenance Report" or
"Report" in Article I of the Articles Supplementary is hereby deleted from the Articles.

	FOURTH: The amendments set forth in these Articles of Amendment were duly approved by the Board of Directors of the Corporation in accordance with Article III of the Articles Supplementary and the Maryland General Corporation Law. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of the approval of the amendments set forth in these Articles of Amendment.

	FIFTH: The amendments contemplated by these Articles of Amendment do not increase the authorized stock of the Corporation or the aggregate par value thereof.


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	The undersigned President of The Gabelli Multimedia Trust
Inc., who executed these Articles of Amendment on behalf of the Corporation, hereby acknowledges, in the name and on behalf of the Corporation, that these Articles of Amendment are the corporate act of the Corporation and states further, under the penalties for perjury, that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

	IN WITNESS WHEREOF, The Gabelli Multimedia Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 15th day of November, 2012.

WITNESS:					THE GABELLI MULTIMEDIA TRUST INC.



By:			___			By:
Name: Agnes Mullady			Name: Bruce N. Alpert
Title:   Secretary				Title:   President